EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal Fourth Quarter and Year End 2010 Financial Results

NORCROSS, GA, October 21, 2010 - (BUSINESS WIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC) (www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reported fiscal fourth quarter and year end 2010 revenue of approximately $19.9 million and $81.4 million, respectively, net income attributable to common shareholders of approximately $11.9 million or $.41 per basic share, which includes the release of $10.3 million deferred tax benefit due to the release of previously reserved deferred tax assets, and $15.8 million or $.57 per basic share, respectively, and adjusted earnings before income taxes, depreciation and amortization (“Adjusted EBITDA”) of approximately $4.6 million and $20.5 million, respectively.

Financial Review

Revenue for the fourth quarter of fiscal 2010 was approximately $19.9 million compared to $20.7 million in the fourth quarter of fiscal 2009.  Gross margin was 73.6% in the fourth quarter of fiscal 2010 compared to 68.3% in the fourth quarter of fiscal 2009.

On Demand Messaging revenue for the fourth quarter of fiscal 2010, which includes fax, production messaging, document capture and management and e-mail services, was approximately $10.2 million compared to approximately $10.2 million in the fourth quarter of fiscal 2009.  On Demand Messaging gross margin was 70.9% in the fourth quarter.

Supply Chain Messaging revenue for the fourth quarter of fiscal 2010, which includes electronic data interchange (“EDI”) services and telex was approximately $9.7 million compared to approximately $10.5 million in the fourth quarter of fiscal 2009.  Supply Chain messaging gross margin was 76.3% in the fourth quarter.

Total revenue for fiscal 2010 was approximately $81.4 million compared to $85.4 million for fiscal 2009.  Gross margin for fiscal 2010 was 72.3% compared to 70.0% for fiscal 2009.

Net income attributable to common shareholders for the fourth quarter of fiscal 2010 was approximately $11.9 million, or $0.41 per basic share and $0.39 per diluted share.  Net income attributable to common shareholders for fiscal year 2010 was approximately $15.8 million, or $0.57 per basic share and $0.53 per diluted share.

Adjusted EBITDA, which includes non-cash compensation expense, was approximately $4.6 million for the fourth quarter of fiscal 2010 compared to approximately $3.9 million in the fourth quarter of fiscal 2009.  For fiscal 2010, Adjusted EBITDA was approximately $20.5 million compared to $19.0 million for fiscal 2009.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results.  This measure is not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the fiscal year ended July 31, 2010.

Investor Conference Call

The Company plans to hold a conference call on Friday, October 22, 2010, at 8:00 a.m. EDT to discuss the fourth quarter and fiscal year 2010 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing (800) 967-7134 (U.S. and Canada) or (719) 457-2603 (International), access code 1085142.  If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink’s investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM:ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of "any to any" business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Telex we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit http://www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
(678) 533-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2010 (unaudited)	2009 (audited)	2010 (unaudited)	2009 (audited)

Service revenue	$19,948	$20,656	$81,443	$85,366

Cost of services	5,276	6,549	22,549	25,572
Gross Profit	14,672	14,107	58,894	59,794

Operating expenses:
Product development and enhancement	1,775	1,613	7,275	7,515
Selling and marketing	2,976	3,509	12,560	13,290
General and administrative	7,189	6,872	27,822	29,520
Intangible impairment	-	-	-	4,246

Operating income	2,732	2,113	11,237	5,223

Other income (expense):
Interest income (expense), net	(371)	(515)	(1,614)	(10,966)
Equity in losses in investment	--	--	--	--
Loss on extinguishment of debt	--	(5,502)	--	(5,502)
Other income (expense)	(238)	(959)	268	(555)

Income (Loss) before income taxes	2,123	(4,863)	9,891	(11,800)

(Benefit) provision for income taxes	(10,309)	(1,616)	(7,202)	(621)

Net income (loss)	12,432	(3,247)	17,093	(11,179)

Dividends on preferred stock	(82)	(184)	(724)	(333)
Accretion of series E preferred stock discount	(473)	--	(612)	--

Income (loss) attributable to common stockholders	$11,877	$(3,431)	$15,757	$(11,512)

Basic income (loss) per common share	$0.41	$(0.13)	$0.57	$(0.46)

Diluted income (loss) per common share	$0.39	$(0.13)	$0.53	$(0.46)

Weighted average number of common shares outstanding – basic	29,251	25,838	27,716	24,808

Weighted average number of common shares outstanding –diluted	30,260	25,838	29,709	24,808

EASYLINK SERVICES INTERNATIONAL CORPORATION

Consolidated Balance Sheets
(in thousands)

	July 31,
	2010 (unaudited)	July 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$20,475	$10,972
Accounts receivable, net	11,480	11,509
Other current assets	8,463	3,836
Total current assets	40,418	26,317

Property and equipment, net	5,521	8,231
Goodwill and other intangible assets, net	50,329	56,248
Other long term assets	8,218	5,521
Total assets	$104,486	$96,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,051	$9,689
Current portion of long term debt	15,258	9,495
Other current liabilities	1,497	1,848
Total current liabilities	27,806	21,032

Long term debt	9,684	17,512
Other liabilities	285	554
Total liabilities	37,775	39,098

Stockholders' Equity:
Preferred stock	(a)	(a)
Common Stock	302	273
Additional paid-in capital	132,799	138,463
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(5,797)	(4,442)
Accumulated deficit	(58,471)	(74,953)
Total stockholders' equity	66,711	57,219
Total liabilities and stockholders' equity	$104,486	$96,317
(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION

Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (unaudited, includes non-cash compensation and intangible asset impairment)
(in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2010	2009	2010	2009
Net Income (Loss)	$12,432	$(3,247)	$17,093	$(11,179)
Interest	378	533	1,642	11,137
Taxes	(10,309)	(1,616)	(7,202)	(621)
Depreciation and amortization	1,929	1,961	8,068	8,429
Non-cash compensation	217	195	896	934
Intangible asset impairment	-	6,081	-	10,326
Adjusted EBITDA	$4,647	$3,907	$20,497	$19,026